UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operation and Financial Condition.

On April 21, 2011, HMN Financial, Inc. (the “Company”) issued a press release that included financial information for its quarter ended March 31, 2011. A copy of the press release is attached as Exhibit 99 to this Form 8-K and incorporated by reference into this Item 2.02. The information included in the press release is to be considered furnished under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.07.        Submission of Matters to a Vote of Security Holders.

(a)       The Annual Meeting of Stockholders of the Company was held on April 26, 2011 at 10:00 a.m.

The following is a record of the votes cast in the election of directors of the Company:

Terms expiring in 2014:

	For	Withhold
Allen Berning	1,991,332	497,189
Karen Himle	1,945,638	542,883
Bernard Nigon	2,078,407	410,113

Accordingly the individuals named above were duly elected directors of the Company for terms to expire as stated above.

The following is a record of the advisory (non-binding) vote of the compensation of executives.

NUMBER OF VOTES
FOR	1,825,962
AGAINST	618,636
ABSTAIN	43,922
BROKER NON-VOTE	977,497

Accordingly, the proposal described above was declared to be duly adopted by the stockholders of the Company.

The following is a record of the votes cast in respect of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

NUMBER OF VOTES
FOR	3,243,836
AGAINST	218,890
ABSTAIN	3,292
BROKER NON-VOTE

Accordingly, the proposal described above was declared to be duly adopted by the stockholders of the Company.

Item 7.01       Regulation FD

The Company has determined to defer the payment of the regular quarterly cash dividend on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) issued to the Treasury as part of the TARP Capital Purchase Program due May 15, 2011 in the amount of $325,000.  Under the Company’s previously disclosed supervisory agreement with the OTS, the Company may not declare or pay any cash dividends without the consent of the OTS, which includes the quarterly dividend payments on the TARP Preferred Stock.  It is the current expectation of the Company that it will defer the remaining quarterly dividend payments due in 2011. The Company intends to re-evaluate the deferral of these dividend payments periodically in consultation with the OTS taking into account the Company’s financial condition, applicable legal restrictions and other relevant factors.

Under the terms of the TARP Preferred Stock, the Company is required to pay dividends on a quarterly basis at a rate of 5% for the first five years, after which the dividend rate automatically increases to 9%.  Dividend payments on the TARP Preferred Stock may be deferred without default, but the dividend is cumulative and, if the Company fails to pay dividends for six quarters, whether or not consecutive, the Treasury will have the right to appoint two representatives to the Company’s board of directors.  This is the second quarter in which the Company has deferred the payment of dividends on the TARP Preferred Stock.  As of the date of this report and giving effect to the planned deferral of the May 15, 2011 dividend, the aggregate arrearage in the payment of dividends on the TARP Preferred Stock was $650,000.

Item 9.01.      Financial Statements and Exhibits

          (d)     Exhibits

Exhibit Number	Description
99	Press Release dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date:	April 27, 2011	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

Exhibit 99	Press Release dated April 21, 2011